Exhibit 31.1

CERTIFICATIONS

I, Patrick Walsh, as Chief Executive Officer (Principal Executive Officer), certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Town Sports International, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Patrick Walsh
Patrick Walsh
Chairman and Chief Executive Officer
June 12, 2020